UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2019

DULUTH HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

(608) 424-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.02 Results of Operations and Financial Condition.

This amended report on Form 8-K/A updates and amends the prior Form 8-K filed on April 4, 2019.

On April 4, 2019, Duluth Holdings Inc. (the “Company” or “Duluth Trading”) issued a press release (the “Earnings Press Release”) discussing, among other things, its financial results for its fiscal fourth quarter and fiscal year ended February 3, 2019. Subsequent to the issuance of the Earnings Press Release,  the Company determined the balance sheet presentation of a $6.3 million investment in a trust should not have been netted with a senior secured loan of a consolidated variable interest entity with the same trust, in accordance with accounting standard codification 210-20 Balance Sheet Offsetting. The $6.3 million investment and senior secured loan should be presented on a gross basis. Furthermore, the Company noted $0.5 million of inventory in-transit was not recorded as of February 3, 2019 and the Company recorded a $0.2 million estimated accrual for potential state sales tax remittance as a result of the U.S. Supreme Court’s decision in South Dakota v. Wayfair, Inc. et al.

As a result of these subsequent events, the Company’s condensed consolidated balance sheet as of February 3, 2019, total assets increased by $6.8 million, total liabilities increased by $6.9 million and total shareholders’ equity decreased by $0.1 million, compared to the results previously reported on April 4, 2019.  The impact to the Company’s three months and fiscal year ended February 3, 2019 was a decrease to net income of $0.1 million. There was no impact to diluted earnings per share, and the consolidated statement of cash flows for the fiscal year ended February 3, 2019.

Based on the above changes, a copy of the revised condensed consolidated balance sheets as of February 3, 2019 and January 28, 2018 and revised consolidated statements of operations for the three months and fiscal year ended February 3, 2019 and January 28, 2018 are furnished as Exhibit 99.1 and incorporated by reference into this Item 2.02.

Item 9.01 Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.	Description
99.1	Condensed consolidated balance sheets and consolidated statements of operations (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.
Date: April 19, 2019

	By:	/s/ David Loretta
Name: David Loretta
Title: Senior Vice President and Chief Financial Officer